UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    August 10, 2007

Polo Ralph Lauren Corporation
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)
001-13057	13-2622036
(Commission File Number)	(I.R.S. Employer Identification No.)
650 MADISON AVENUE NEW YORK, NEW YORK	10022
(Address of principal executive offices)	(Zip Code)
(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS.

On August 10, 2007, Polo Ralph Lauren Corporation (the "Company") issued a press release announcing that the Company's Board of Directors authorized a $250 million stock repurchase program, subject to market conditions. As part of a previously authorized stock repurchase program, the Company is also currently permitted to purchase approximately an additional $198 million of its shares of Class A Common Stock, subject to market conditions. A copy of the press release issued by the Company concerning the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.
EXHIBIT NO.	DESCRIPTION
99.1	Press Release, dated August 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLO RALPH LAUREN CORPORATION
Date: August 13, 2007	By:	/s/ Tracey T. Travis
Name: Tracey T. Travis Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release, dated August 10, 2007